Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date: Period Type:	09/15/2011 Revolving
(i)	Monthly Principal Distributed		0.00		0.00
(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		234,529.62
	Class B Note Interest Requirement		37,461.70
	Net Class C Note Interest Requirement		81,388.19		353,379.51
(iii)	Collections of Principal Receivables				162,243,183.55
(iv)	Collections of Finance Charge Receivables				11,432,967.12
(v)	Aggregate Amount of Principal Receivables				1,280,495,715.53
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				56.62%
	Fixed Investor Percentage				56.62%
(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				97.46%
	30 to 59 days				0.71%
	60 to 89 days				0.54%
	90 or more days				1.29%
	Total Receivables				100.00%
(vii)	Investor Default Amount				3,408,930.62
(viii)	Investor Charge-Offs				0.00
(ix)	Reimbursed Investor Charge-Offs				0.00
(x)	Net Investor Servicing Fee				302,083.33
(xi)	Portfolio Yield (Net of Defaulted Receivables)				12.93%
(xii)	Reallocated Principal Collections				0.00
(xiii)	Accumulation Shortfall				0.00
(xiv)	Principal Funding Investment Proceeds				0.00
(xv)	Principal Funding Investment Shortfall				0.00
(xvi)	Available Investor Finance Charge Collections				10,828,800.45
(xvii)	Note Rate	Class A	0.44722%
		Class B	0.85722%
		Class C	1.45722%
(xviii)	Spread Account				7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President